Exhibit 99.1

N E W S

Cimarex Energy Co. 1700 Lincoln Street, Suite 1800 Denver, CO 80203
Phone: (303) 295-3995

Cimarex Reports 2014 First Quarter Results

Mid-Continent Operations Boost Production Growth

DENVER, May 6, 2014 - Cimarex Energy Co. (NYSE: XEC) today reported 2014 first quarter net income of $138.5 million, or $1.59 per diluted share.  First quarter 2013 net income was $89.9 million, or $1.04 per diluted share.  Adjusted 2014 first quarter net income was $145.3 million, $1.67 per diluted share(1).

Driven by improved results in the Cana-Woodford shale play, first quarter production grew 12 percent to a record 740 million cubic feet equivalent (MMcfe) per day compared to 2013 first quarter output of 661 MMcfe per day.  Oil production grew 18 percent to an average 39,168 barrels per day.  Natural gas volumes increased seven percent to 355.3 MMcfe per day and natural gas liquids (NGL) were up 16 percent.

Growth in production and higher product prices resulted in revenues of $599.2 million versus $426.4 million for the same period in 2013.  Adjusted cash flow from operations was $408.9 million up 40 percent from $292.4 million during the same period a year ago(1).

Natural gas prices increased 57 percent to $5.32 per Mcf in the first quarter of 2014 compared to the first quarter of 2013.  Realized oil prices averaged $92.22 per barrel and NGL prices averaged $39.94* per barrel, increases of seven percent and 36 percent, respectively.

Cimarex invested $467 million on exploration and development in the first quarter.  Of these expenditures, 69 percent were on Permian Basin projects and 29 percent on projects in the Mid-Continent.

At March 31, 2014, long-term debt was $1.025 billion, comprised of $750 million of senior unsecured notes and $275 million of bank debt. Debt to total capitalization was 20 percent(2).

2014 Outlook

Cimarex now estimates that total production volumes for 2014 will average 822– 847 MMcfe per day, a midpoint increase of 20 percent over 2013. These estimates do not include an estimated 35 MMcfe per day associated with the recently announced Mid-Continent acquisition that is expected to close on June 30.  Oil volumes are expected to grow 20 – 23 percent in 2014 and gas volumes 13 – 17 percent. Total company production for the second quarter of 2014 is projected to average 810 – 830 MMcfe per day.

Estimated 2014 exploration and development capital is estimated to be $1.9 billion with $1.5 billion directed towards the Permian region.

Expenses per Mcfe of production for 2014 are estimated to be:

Production expense	$1.12 - $1.18
Transportation, processing and other expense	0.65 – 0.70	*
DD&A and ARO accretion	2.70 - 2.80
General and administrative expense	0.29 - 0.33
Taxes other than income (% of oil and gas revenue)	5.8 - 6.2%

*Historically, Cimarex reported realized natural gas and NGL prices net of certain processing fees.  Beginning in 2014, these fees are no longer being deducted from revenue but are instead included in transportation, processing and other expense.  In the first quarter of 2014, this resulted in higher realized prices of $0.09 per Mcf of natural gas and $4.02 per barrel of NGL and an increase to both revenues and expenses of $12 million ($0.18 per Mcfe).  As a result, Cimarex is increasing guidance for transportation, processing and other expense from $0.40-$0.45 per Mcfe to $0.65-$0.70 per Mcfe.

Permian Basin Update

First quarter 2014 production from the Permian Basin averaged 347.0 MMcfe per day, an increase of 26 percent over first quarter 2013.  Oil volumes increased 22 percent to 31,624 barrels per day.

Cimarex drilled and completed 34 gross (21 net) Permian Basin wells during the first quarter, including 25 gross (13 net) Bone Spring wells.  All were completed as producers.  At March 31, 23 gross (15 net) wells were awaiting completion.  Cimarex currently has 17 horizontal rigs running in the Permian region.

Cimarex continues to experience good results in the Permian region from the application of its upsized frac design in the Wolfcamp shale play.  In Culberson County, Texas, Cimarex now has three wells producing from the Wolfcamp D formation that were completed with an upsized frac.  These wells had an average 30-day initial gross production rate of 1,510 BOE per day.  In addition, the company now has two long lateral Wolfcamp D wells producing in Culberson County.  The newest long lateral, the Gallant Fox 37 LL Unit 1H, had comparable results to the first well with an average 30-day initial gross production rate of 2,516 BOE per day (45% gas, 26% oil and 29% NGL).

During the quarter, Cimarex increased its Wolfcamp acreage position from approximately 180,000 net acres to 225,000 net acres.  The company now has 94,000 net prospective acres in the Triple Crown area (Culberson County, TX and Eddy County, NM), 77,000 in Reeves County, TX, and 39,000 in Ward County, TX.  This increased acreage position facilitates the drilling of long laterals (greater than 5,000 feet) which the company believes to be optimal in the development of this large asset.

As previously discussed, Cimarex is currently conducting four downspacing pilots consisting of two in Culberson County and two in Reeves County.  Results are expected later this year.

Mid-Continent Update

Mid-Continent production averaged 371.3 MMcfe per day for the first quarter of 2014, a three percent increase over the first quarter 2013 average of 360.6 MMcfe per day.  Cana-Woodford represented 255.2 MMcfe per day of the first quarter 2014 total.  During the first quarter Cimarex drilled and completed 39 gross (14 net) wells, most of which were in the Cana-Woodford shale play.  All were completed as producers.

In the Cana field, Cimarex saw positive results from the testing of a new completion design and workover activities.  Both contributed to higher than expected Cana field production for the quarter, which was up 13 percent sequentially.  Going forward, Cimarex expects to use the new completion design on all of its Cana wells.  At March 31, 37 gross (21 net) Cana-Woodford wells were awaiting completion.

WELLS DRILLED AND COMPLETED BY REGION

	For the Three Months Ended March 31,
	2014	2013
Gross wells
Permian Basin	34	35
Mid-Continent	39	52
Other	1	—
	74	87

Net wells
Permian Basin	21	27
Mid-Continent	14	20
Other	1	—
	36	47

% Gross wells completed as producers	99%	100%

The company’s average daily production by commodity and region is summarized below:

	For the Three Months Ended March 31,
	2014	2013
Gas (MMcf per day)
Permian Basin	102.5	82.8
Mid-Continent	243.8	236.2
Other	9.0	13.8
	355.3	332.8

Oil (Bbls per day)
Permian Basin	31,624	25,832
Mid-Continent	6,057	6,291
Other	1,487	1,031
	39,168	33,154

NGL (Bbls per day)
Permian Basin	9,124	6,239
Mid-Continent	15,196	14,443
Other	708	880
	25,028	21,562

Total Equivalent (MMcfe per day)
Permian Basin	347.0	275.2
Mid-Continent	371.3	360.6
Other	22.1	25.3
	740.4	661.1

Other

The company’s senior revolving credit facility was amended to extend the maturity to July 14, 2018, increase the borrowing base from $2.25 billion to $2.5 billion and reduce the applicable LIBOR margin from LIBOR plus 1.75%-2.5% to 1.50%-2.25%.  Credit facility commitments remain unchanged at $1 billion.
The following table summarizes the company’s current open hedge positions:

Oil Contracts

				Weighted Ave. Price
Period	Type	Bbl/day	Index(3)	Floor	Ceiling
April 14 – Dec. 14	Collar	12,000	WTI	$85.00	$103.47

Gas Contracts

				Weighted Ave. Price
Period	Type	MMBTU/day	Index(3)	Floor	Ceiling
April 14 – Dec. 14	Collar	80,000	PEPL	$3.51	$4.57
April 14 – Dec. 14	Collar	60,000	PermEP	$3.65	$4.50

Cimarex accounts for commodity contracts using the mark-to-market (through income) accounting method.  First quarter 2014 had $4.8 million in cash payments on gas collars.

Conference call and webcast

Cimarex will host a conference call tomorrow, May 7, at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To participate in the live, interactive call, please dial 877-870-4263 five minutes before the scheduled start time (international callers dial 1-412-317-0790).  A replay will be available for one week following the call by dialing 877-344-7529 (international callers dial 1-412-317-0088); conference I.D. 10042862.  The replay will also be available on the company’s website or via the Cimarex App.

Investor Presentation

For more details on Cimarex’s results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the company is providing revised “2014 outlook”, which contains projections for certain 2014 operational and financial metrics. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; the ability to complete property sales or other transactions; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; declines in the values of our oil and gas properties resulting in impairments; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in one major geographic area; the success of the company’s risk management activities; title to properties; litigation; environmental liabilities; and other factors discussed in the company’s reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno - 303-285-4957
Mark Burford  - 303-295-3995

(1)         Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures.  See the tables below for a reconciliation of the related amounts.

(2)         Reconciliation of debt to total capitalization, which is a non-GAAP measure, is:  long-term debt of $1,025 million divided by long-term debt of $1,025 million plus stockholders’ equity of $4,148 million.

(3)         WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange. PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index and PermEp is El Paso Permian Basin index both as quoted in Platt’s Inside FERC.

RECONCILIATION OF ADJUSTED NET INCOME

	For the Three Months Ended
	March 31,
	2014	2013
	(in thousands, net of tax, except per share data)

Net income	$138,457	$89,927
Mark-to-market loss of open derivative positions	6,886	1,463
Adjusted net income	$145,343	$91,390
Diluted earnings per share	$1.59	$1.04
Adjusted diluted earnings per share	$1.67	$1.06

Diluted shares attributable to common stockholders and participating securities	87,177	86,555
Estimated tax rates utilized	37.1%	37.2%

Adjusted net income and adjusted diluted earnings per share excludes the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income to evaluate the company’s operational trends and performance relative to other oil and gas exploration and production companies.

b) Adjusted net income is more comparable to earnings estimates provided by research analysts.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

	For the Three Months Ended
	March 31,
	2014	2013
	(in thousands)
Net cash provided by operating activities	$348,024	$247,078
Change in operating assets and liabilities	60,868	45,343
Adjusted cash flow from operations	$408,892	$292,421

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company’s ability to fund its capital program, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA

	For the Three Months Ended
	March 31,
	2014	2013
Gas:
Total production (MMcf)	31,973	29,952
Daily production (MMcf)	355	333
Price (per Mcf)	$5.32	$3.38

Oil:
Total production (Bbls)	3,525,129	2,983,838
Daily production (Bbls)	39,168	33,154
Price (per Bbl)	$92.22	$86.31

NGLs:
Total production (Bbls)	2,252,479	1,940,574
Daily production (Bbls)	25,028	21,562
Price (per Bbl)	$39.94	$29.31

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended
	March 31,
	2014	2013
	(in thousands)
Acquisitions:
Proved	$—	$—
Unproved	—	250
	—	250

Exploration and development:
Land and Seismic	65,325	31,310
Exploration and development	401,702	377,297
	467,027	408,607

Sale proceeds:
Proved	—	(818)
Unproved	—	(81)
	—	(899)
	$467,027	$407,958

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)

	For the Three Months Ended
	March 31,
	2014	2013
	(in thousands, except per share data)

Revenues:
Gas sales	$170,097	$101,121
Oil sales	325,071	257,532
NGL sales	89,957	56,875
Gas gathering and other, net	14,091	10,828
	599,216	426,356
Costs and expenses:
Depreciation, depletion, amortization and accretion	177,149	138,837
Production	75,141	69,386
Transportation, processing, and other operating	44,248	18,634
Gas gathering and other	8,784	6,156
Taxes other than income	33,621	25,128
General and administrative	20,712	15,577
Stock compensation	3,724	3,605
Loss on derivative instruments, net	15,735	1,603
Other operating, net	103	2,932
	379,217	281,858

Operating income	219,999	144,498

Other (income) and expense:
Interest expense	13,044	12,186
Amortization of deferred financing costs	998	1,020
Capitalized interest	(7,290)	(9,195)
Other, net	(6,955)	(2,616)

Income before income tax	220,202	143,103
Income tax expense	81,745	53,176

Net income	$138,457	$89,927

Earnings per share to common stockholders:

Basic	$1.59	$1.04
Diluted	$1.59	$1.04

Dividends per share	$0.16	$0.14

Shares attributable to common stockholders:
Unrestricted common shares outstanding	85,443	84,920
Diluted common shares	85,579	85,016

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	87,042	86,459
Fully diluted shares	87,177	86,555

Comprehensive income:
Net income	$138,457	$89,927
Other comprehensive income:
Change in fair value of investments, net of tax	40	80
Total comprehensive income	$138,497	$90,007

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended
	March 31,
	2014	2013
	(in thousands)

Cash flows from operating activities:
Net income	$138,457	$89,927
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	177,149	138,837
Deferred income taxes	81,745	53,176
Stock compensation	3,724	3,605
Loss on derivative instruments	15,735	1,603
Settlements on derivative instruments	(4,787)	726
Changes in non-current assets and liabilities	(4,207)	3,374
Amortization of deferred financing costs and other, net	1,076	1,173
Changes in operating assets and liabilities:
Receivables, net	(35,529)	(30,576)
Other current assets	(16,772)	9,143
Accounts payable and accrued liabilities	(8,567)	(23,910)
Net cash provided by operating activities	348,024	247,078
Cash flows from investing activities:
Oil and gas expenditures	(420,040)	(390,669)
Sales of oil and gas assets and other assets	104	975
Other expenditures	(19,854)	(19,523)
Net cash used by investing activities	(439,790)	(409,217)
Cash flows from financing activities:
Net bank debt borrowings	101,000	120,000
Dividends paid	(12,143)	(10,356)
Issuance of common stock and other	2,908	1,489
Net cash provided by financing activities	91,765	111,133
Net change in cash and cash equivalents	(1)	(51,006)
Cash and cash equivalents at beginning of period	4,531	69,538
Cash and cash equivalents at end of period	$4,530	$18,532

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
	2014	2013
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$4,530	$4,531
Restricted cash	818	818
Receivables, net	403,283	367,754
Oil and gas well equipment and supplies	84,339	66,772
Deferred income taxes	14,358	16,854
Derivative instruments	3	4,268
Other current assets	7,347	8,142
Total current assets	514,678	469,139
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	13,212,174	12,863,961
Unproved properties and properties under development, not being amortized	713,195	585,361
	13,925,369	13,449,322
Less — accumulated depreciation, depletion and amortization	(7,650,755)	(7,483,685)
Net oil and gas properties	6,274,614	5,965,637
Fixed assets, net	159,824	146,918
Goodwill	620,232	620,232
Other assets, net	49,287	51,209
	$7,618,635	$7,253,135
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$140,720	$116,110
Accrued liabilities	411,352	412,495
Derivative instruments	7,072	389
Revenue payable	169,842	154,173
Total current liabilities	728,986	683,167
Long-term debt	1,025,000	924,000
Deferred income taxes	1,539,114	1,459,841
Other liabilities	177,798	163,919
Total liabilities	3,470,898	3,230,927
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,033,110 and 87,152,197 shares issued, respectively	870	872
Paid-in capital	1,970,946	1,970,113
Retained earnings	2,174,692	2,050,034
Accumulated other comprehensive income	1,229	1,189
	4,147,737	4,022,208
	$7,618,635	$7,253,135